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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 to register 5,000,000 shares of common stock of our report dated February 11, 2002 relating to the financial statements and financial statement schedule, which appears in Dyax Corp.'s Annual Report on Form 10-K for the year ended December 31, 2001, as amended by the Form 10-K/A filed with the SEC on April 24, 2002. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
April 24, 2002